Exhibit 99.1

R.R. Donnelley & Sons Company and Moore Wallace Incorporated issued the following joint press release on

February 25, 2004:

RR Donnelley Media Contact: Katherine Divita Tel: 312-326-8336 E-mail: katherine.divita@rrd.com

RR Donnelley Investor Contact: Lisa Mount Tel: 312-326-8926 E-mail: lisa.mount@rrd.com

Moore Wallace Investor Contact: Julie Gottlieb Tel: 203-406-3825 Email: julie.gottlieb@moorewallace.com

Moore Wallace Media Contact: Kenneth Juarez of Abernathy MacGregor Tel: 212-371-5999 Email: kwj@abmac.com

COURT APPROVES COMBINATION OF

RR DONNELLEY AND MOORE WALLACE

CHICAGO, TORONTO AND NEW YORK – February 25, 2004 - RR Donnelley (NYSE:DNY) and Moore Wallace Incorporated (NYSE: MWI) (TSX: MWI) announced today that the Ontario Superior Court of Justice has approved the Plan of Arrangement under which the two companies will be combined. In connection with the approval, the Court determined that the arrangement is fair and reasonable to Moore Wallace securityholders.

The receipt of the final order follows the approval on February 23rd by Moore Wallace securityholders of the plan of arrangement and RR Donnelley stockholders of the issuance of shares of common stock of RR Donnelley as contemplated by the arrangement. The combination will create the world’s premier full-service global printer. More than 99% of the votes cast by Moore Wallace securityholders and more than 96% of the votes cast by RR Donnelley stockholders supported the proposals.

The arrangement will become effective upon the issuance of a certificate of arrangement issued by the Director under the Canada Business Corporations Act. The companies expect that the certificate of arrangement will be issued and that the transaction will close on February 27, 2004, subject to satisfaction of closing conditions.

About RR Donnelley

RR Donnelley (www.rrdonnelley.com) prepares, produces and delivers integrated communications across multiple channels for content owners, such as publishers, merchandisers, and telecommunications companies as well as capital markets and diversified financial services companies. As a single source supplying services up and down the communications value chain, the company excels in digital photography, content management, printing, online services, and print and package logistics. With these integrated services, RR Donnelley provides effective solutions for its customers’ targeted communications and delivery needs. Headquartered in Chicago, IL, RR Donnelley serves a global customer market and has 30,000 employees in more than 200 locations in North America, South America, Europe and the Asia/Pacific Basin.

About Moore Wallace

Moore Wallace (www.moorewallace.com) is a leading single-source provider of print management and outsourced communications, delivering to its customers one of the widest array of products and services at one of the lowest total costs. The company operates in three complementary business segments: Forms and Labels, Outsourcing and Commercial Print. The Forms and Labels business designs, manufactures and sells paper-based and electronic business forms and labels and provides electronic print management solutions. The Outsourcing business provides high-quality, high-volume variably imaged print and mail, electronic statement and database management services. The Commercial Print business produces high-quality, multi-color personalized business communications and provides direct marketing services, including project, database and list management services.

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Ontario Court of Justice Approves RRD & MW Combination

February 25, 2004

Use of Forward-Looking Statements

Except for historical information, this news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this press release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.

Readers are strongly encouraged to read the full cautionary statements described in the companies’ filings with the U.S. Securities and Exchange Commission (SEC) and Canadian securities regulatory authorities, as applicable, including the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. RR Donnelley and Moore Wallace disclaim any obligation to update or revise any forward-looking statements.

Factors relating to the completion of the transaction and the integration of the businesses that could cause material differences in the expected results of the combined company include, without limitation, the following: the development and execution of comprehensive plans for asset rationalization, the ability to eliminate duplicative overhead without excessive cost or adversely affecting the business, the potential loss of customers and employees as a result of the transaction, the ability to achieve procurement savings by leveraging total spending across the organization, the success of the organization in leveraging its comprehensive product offering to the combined customer base as well as the ability of the organization to complete the integration of the combined companies without losing focus on the business. In addition, the ability of the combined company to achieve the expected revenues, accretion and synergy savings will also be affected by the effects of competition (in particular the response to the transaction in the marketplace), the effects of paper and other raw materials and fuel price fluctuations and shortages of supply, the rate of migration from paper-based forms to digital formats, the impact of currency fluctuations in the countries in which RR Donnelley and Moore Wallace operate, general economic and other factors beyond the combined company’s control, and other risks and uncertainties described from time to time in RR Donnelley’s and Moore Wallace’s periodic filings with United States and Canadian securities regulatory authorities, as applicable.

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